Exhibit 10.10

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This is an Amendment, dated and effective as of November 7, 2016 (the “Effective Date”), to the Executive Employment Agreement, dated as of December 8, 2009, by and between United America Indemnity, Ltd. (“UAI”) and Thomas M. McGeehan (the “Agreement”):

WHEREAS, the Agreement was originally entered into to set forth the terms and conditions of Mr. McGeehan’s (the “Executive”) employment by UAI as its then Senior Vice President and Chief Financial Officer;

WHEREAS, Global Indemnity plc (“Global Ireland”) entered into a Scheme of Arrangement (the “Scheme”) with Global Indemnity Limited (“Global Cayman”), which was consummated on the Effective Date and which resulted in the replacement of Global Ireland by Global Cayman as the ultimate parent holding company of the Global Indemnity group of companies, including UAI, and the exchange of Global Ireland ordinary shares for Global Cayman ordinary shares on a one-for-one basis;

WHEREAS, Executive served as Executive Vice President and Chief Financial Officer of Global Ireland prior to the Effective Date;

WHEREAS, Global Cayman and Executive have agreed that Executive will continue his employment as Executive Vice President and Chief Financial Officer of Global Cayman; and

WHEREAS, Global Cayman, as the successor to Global Ireland, UAI and Executive, accordingly wish to amend the Agreement to reflect Executive’s position with Global Cayman and such other changes that are deemed necessary or appropriate to reflect the consummation of the Scheme;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree to amend the Agreement, effective as of the Effective Date, as follows:

1. All references to “United America Indemnity, Ltd.,” “Company” and “UAI” in the Agreement shall instead be references to “Global Indemnity Limited,” all references to “UAI Board” in the Agreement shall be instead be references to the “Board of Directors of Global Indemnity Limited,” and all references to “United America Indemnity Group, Inc.” in the Agreement shall instead be references to “Global Indemnity Group, Inc.”

2. All references to “Senior Vice President” in the Agreement shall instead be references to “Executive Vice President.”

3. All other terms and conditions of the Agreement, as so amended, shall remain unchanged and in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Executive Employment Agreement as of the Effective Date.

GLOBAL INDEMNITY LIMITED

By:	/s/ Stephen W. Ries

Name:	Stephen W. Ries
Title:	Secretary

UNITED AMERICA INDEMNITY, LTD.

By:	/s/ Stephen W. Ries

Name:	Stephen W. Ries
Title:	Secretary

/s/ Thomas M. McGeehan

Name: Thomas M. McGeehan